Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli
Investor Relations
(918) 595-3027

BOK Financial Reports Quarterly Earnings of $86 Million

TULSA, Okla. (Wednesday, October 25, 2017) - BOK Financial Corporation reported net income of $85.6 million or $1.31 per diluted share for the third quarter of 2017. Net income was $88.1 million or $1.35 per diluted share for the second quarter of 2017 and $74.3 million or $1.13 per diluted share for the third quarter of 2016.

Steven G. Bradshaw, president and chief executive officer of BOK Financial, stated, “It was another very strong quarter for BOK Financial, and the earnings momentum we’ve demonstrated in 2017 continued through the third quarter. Net interest margin continued to expand as a result of the June 2017 Federal Reserve rate hike, combined with deposit pricing discipline across the banking industry. This, in turn, translated to record net interest income for the quarter. Our sound credit underwriting and discipline, combined with a benign credit environment, resulted in no loan loss provision for the fourth consecutive quarter. Looking forward to 2018, we see many of the trends we’ve experienced in 2017 continuing, including a favorable rate environment, strong organic revenue growth, and careful expense management to drive earnings leverage.”

Bradshaw continued, “During the third quarter, the company was impacted by two weather events: Hurricane Harvey in Houston, as well as a tornado, which struck one of our facilities in Tulsa. In both cases, employees rallied and worked around the clock to minimize the impact to customers. In addition, employees contributed almost $90,000 to an assistance fund to help their colleagues in Houston recover from the storm, and several employees reported that teammates arrived at their homes the weekend following to help remove debris, pull down damaged drywall, and lend a helping hand. I’m extremely proud of our employees for their heartfelt response and can-do attitude during these events. From a company standpoint, the storms negatively impacted earnings by $2.4 million this quarter.”

 Third Quarter 2017 Highlights

•
Net interest revenue totaled $218.5 million for the third quarter of 2017, up $13.2 million over the second quarter of 2017. Net interest margin increased to 3.01 percent for the third quarter of 2017 from 2.89 percent for the second quarter of 2017. Recoveries of foregone interest on non-accruing loans added 6 basis points to net interest margin in the third quarter of 2017. Average earning assets grew by $395 million.

•
Fees and commissions revenue totaled $173.5 million for the third quarter of 2017, compared to $177.5 million for the second quarter of 2017. Mortgage banking revenue decreased $5.4 million due to lower gain on sale margin and mortgage production volumes.

•
Operating expense was $265.9 million for the third quarter of 2017, an increase of $15.0 million over the prior quarter. Personnel expense was up $4.2 million, primarily due to increased incentive compensation expense. Non-personnel expense increased $10.9 million. Deposit insurance expense for the second quarter of 2017 included $5.1 million in credits related to the revision of certain inputs to the assessment calculation filed in previous periods. Net losses and operating expenses of repossessed assets increased $3.8 million primarily due to the write-down of one set of repossessed oil and gas properties.

•
No provision for credit losses was recorded in the third quarter of 2017 or the second quarter of 2017. The company had net charge-offs of $3.4 million in the third quarter of 2017, compared to net charge-offs of $1.7 million in the previous quarter.

•
The combined allowance for credit losses totaled $253 million or 1.47 percent of outstanding loans at September 30, 2017, compared to $256 million or 1.49 percent of outstanding loans at June 30, 2017.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $249 million or 1.46 percent of outstanding loans and repossessed assets at September 30, 2017 and $276 million or 1.62 percent of outstanding loans and repossessed assets at June 30, 2017. The decrease in nonperforming assets was primarily due to nonaccruing energy loans.

•	Average loans increased $127 million over the previous quarter. Period-end outstanding loan balances totaled $17.2 billion at September 30, 2017, a $23 million increase over June 30, 2017.

•
Average deposits were largely unchanged compared to the previous quarter. Average demand deposit balances grew by $51 million, partially offset by a $28 million decrease in time deposit balances. Period-end deposits were $21.8 billion at September 30, 2017, a $468 million decrease compared to June 30, 2017.

•
The common equity Tier 1 capital ratio at September 30, 2017 was 11.90 percent. Other regulatory capital ratios were Tier 1 capital ratio, 11.90 percent, total capital ratio, 13.47 percent and leverage ratio, 9.30 percent. At June 30, 2017, the common equity Tier 1 capital ratio was 11.76 percent, the Tier 1 capital ratio was 11.76 percent, total capital ratio was 13.36 percent, and leverage ratio was 9.27 percent.

Net Interest Revenue
Net interest revenue was $218.5 million for the third quarter of 2017, up $13.2 million over the second quarter of 2017.
Net interest margin was 3.01 percent for the third quarter of 2017, an increase of 12 basis points over the second quarter of 2017. Recoveries of foregone interest primarily related to nonaccruing energy loans added 6 basis points to the net interest margin for the third quarter. Net interest margin also increased due to a full quarter's impact on short-term market interest rates from the 25 basis point rate hike by the Federal Reserve in June. Yields on floating-rate earning assets improved, while deposit costs rose modestly. Excluding interest recoveries, the yield on average earning assets was 3.44 percent, an increase of 14 basis points and the loan portfolio yield was 4.20 percent, a 17 basis point increase. The yield on the available for sale securities portfolio increased 6 basis points to 2.17 percent. The yield on interest-bearing cash and cash equivalents increased 25 basis points. Funding costs were 0.75 percent, up 12 basis points. The cost of interest-bearing deposits increased 5 basis points to 0.45 percent as market pricing pressure remained relatively subdued. The cost of other borrowed funds was up 21 basis points to 1.23 percent. The benefit to net interest margin from assets funded by non-interest liabilities increased to 26 basis points from 22 basis points in the second quarter of 2017.
Average earning assets increased $395 million over the third quarter of 2017. Fair value option securities held as an economic hedge of our mortgage servicing rights increased $208 million. Average loan balances grew by $127 million. Available for sale securities increased $44 million, trading securities increased $36 million and restricted equity security balances were up $33 million over the prior quarter. These increases were partially offset by a $42 million decrease in average interest-bearing cash and cash equivalents balances.
Average interest-bearing deposit balances decreased $24 million compared to the second quarter of 2017. The average balance of borrowed funds increased $511 million.
Fees and Commissions Revenue
Fees and commissions revenue totaled $173.5 million for the third quarter of 2017, a decrease of $4.0 million compared to the second quarter of 2017.
Mortgage banking revenue totaled $24.9 million for the third quarter of 2017, a $5.4 million decrease compared to the second quarter of 2017. Revenue from mortgage loan production decreased $5.5 million due to a 54 basis point decrease in gain on sale margin and a $78 million decrease in mortgage loan production, due to market pricing pressure.
Increased transaction card revenue and brokerage and trading revenue was partially offset by lower fiduciary and asset management revenue.

Operating Expense
Total operating expense was $265.9 million for the third quarter of 2017, a $15.0 million increase over the second quarter of 2017, including $1.3 million of expense related to tornado damage sustained on our Tulsa operations center and the impact of the hurricane in the Houston market.
Personnel expense increased $4.2 million primarily due to a $4.7 million increase in incentive compensation expense. Equity compensation expense included charges of $4.0 million from changes in the probability that performance-based awards granted in 2015, 2016 and 2017 will vest and $1.9 million from a $4.93 per share increase in the fair value of BOKF stock. Cash-based incentive compensation expense increased $3.7 million due to continued improvement in performance metrics.
Non-personnel expense increased $10.9 million over the second quarter of 2017. Deposit insurance expense increased $5.3 million. The second quarter included $5.1 million of rebates for years 2013 through 2016. Net losses and operating expenses of repossessed assets increased $3.8 million, primarily due to a $4.7 million write-down of a set of repossessed oil and gas properties.
Loans, Deposits and Capital
Loans
Outstanding loans were $17.2 billion at September 30, 2017, an increase of $23 million over June 30, 2017. Growth in commercial loan balances was partially offset by a decrease in commercial real estate loan balances.
Outstanding commercial loan balances grew by $158 million. Wholesale/retail sector loan balances grew by $114 million. Other commercial and industrial loans increased by $23 million and energy loan balances were up $21 million. Unfunded energy loan commitments were largely unchanged at $2.7 billion. Healthcare sector loan balances increased $18 million. This growth was partially offset by a $27 million decrease in manufacturing service sector loan balances.
Commercial real estate loan balances decreased $170 million compared to June 30, 2017 as a higher than expected number of borrowers refinanced in the long-term permanent markets during the quarter. Loans secured by industrial properties decreased $103 million, primarily in the Texas market partially offset by growth in loans in the Oklahoma market. Loans secured by office buildings decreased $66 million, primarily in the Texas and Colorado markets. Residential land and construction loans decreased $29 million and other commercial real estate loans decreased $22 million. Multifamily residential loans increased $47 million. Growth in the Texas and Oklahoma markets was partially offset by a decrease in the Colorado market.
Deposits
Period-end deposits totaled $21.8 billion at September 30, 2017, a $468 million decrease compared to June 30, 2017. Demand deposit balances decreased $383 million. Wealth management demand deposit balances were elevated at June 30 in anticipation of upcoming debt service payments for corporate trust customers. Interest-bearing transaction account balances decreased $62 million and time deposits decreased $24 million. Wealth Management deposits decreased $363 million and Commercial Banking deposits decreased $218 million. Consumer Banking deposits were largely unchanged compared to the previous quarter.

Capital
The company's common equity Tier 1 capital ratio was 11.90 percent at September 30, 2017. In addition, the company's Tier 1 capital ratio was 11.90 percent, total capital ratio was 13.47 percent and leverage ratio was 9.30 percent at September 30, 2017. At June 30, 2017, the company's common equity Tier 1 capital ratio was 11.76 percent, Tier 1 capital ratio was 11.76 percent, total capital ratio was 13.36 percent, and leverage ratio was 9.27 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 9.23 percent at September 30, 2017 and 9.24 percent at June 30, 2017. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $328 million or 1.90 percent of outstanding loans and repossessed assets at September 30, 2017, compared to $365 million or 2.12 percent at June 30, 2017. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $249 million or 1.46 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2017, compared to $276 million or 1.62 percent at June 30, 2017.
Nonaccruing loans totaled $226 million or 1.31 percent of outstanding loans at September 30, 2017, down from $245 million or 1.43 percent of outstanding loans at June 30, 2017. The decrease in nonaccruing loans was primarily due to a $13 million decrease in energy loans. Nonaccruing wholesale/retail sector loans decreased $8.7 million and nonaccruing service sector loans decreased $6.6 million, partially offset by a $9.0 million increase in nonaccruing other commercial and industrial loans. New nonaccruing loans identified in the third quarter totaled $24 million, offset by $35 million in payments received, $5.8 million in charge-offs and $3.8 million in foreclosures and repossessions. At September 30, 2017, nonaccruing commercial loans totaled $177 million or 1.64 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $3.0 million or 0.08 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $46 million or 2.34 percent of outstanding residential mortgage loans.
Approximately $90 million of nonaccruing loans required a specific allowance of $13 million. No specific allowance was necessary for the remaining $136 million of nonaccruing loans based on estimated cash flows or collateral value. At June 30, 2017, $73 million of nonaccruing loans required specific allowances of $9.7 million. No specific allowance was necessary for the remaining $172 million of nonaccruing loans.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $285 million at September 30 compared to $327 million at June 30. The decrease largely resulted from energy and service sector potential problem loans, partially offset by an increase in healthcare and other commercial and industrial potential problem loans.
The company had net charge-offs of $3.4 million for the third quarter of 2017, compared to net charge-offs of $1.7 million in the second quarter of 2017. Gross charge-offs totaled $5.8 million for the third quarter, compared to $2.9 million for the previous quarter. Recoveries totaled $2.4 million for the third quarter of 2017 and $1.2 million for the second quarter of 2017.
Based on an evaluation of all credit factors, including changes in nonaccruing and potential problem loans, overall loan portfolio growth and net charge-offs, the company determined that no provision for credit losses was necessary during the third quarter of 2017.
The combined allowance for credit losses totaled $253 million or 1.47 percent of outstanding loans and 117 percent of nonaccruing loans at September 30, 2017, excluding residential mortgage loans guaranteed by U.S. government agencies. The allowance for loan losses was $248 million and the accrual for off-balance sheet credit losses was $5.4 million. At June 30, 2017, the combined allowance for credit losses was $256 million or 1.49 percent of outstanding loans and 109 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $250 million and the accrual for off-balance sheet credit losses was $6.4 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.4 billion at September 30, 2017, a $42 million increase compared to June 30, 2017. At September 30, 2017, the available for sale portfolio consisted primarily of $5.3 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.9 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At September 30, 2017, the available for sale securities portfolio had a net unrealized gain of $14 million compared to a $16 million net unrealized gain at June 30, 2017.
The company also maintains a portfolio of financial instruments consisting primarily of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights.
The net economic benefit of the changes in fair value of mortgage servicing rights and related economic hedges was $3.6 million during the third quarter of 2017, including a $639 thousand decrease in the fair value of mortgage servicing rights, a $1.7 million increase in the fair value of securities and derivative contracts held as an economic hedge and $2.5 million of related net interest revenue.
The fair value of mortgage servicing rights decreased by $6.9 million during the second quarter of 2017. The fair value of securities and interest rate derivative contracts held as an economic hedge of mortgage servicing rights increased by $5.2 million. Related net interest revenue was $2.0 million during the second quarter of 2017.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, October 25, 2017 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13671914.

About BOK Financial Corporation
BOK Financial Corporation is a $33 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of September 30, 2017 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
ASSETS
Cash and due from banks	$547,203	$561,587	$535,916
Interest-bearing cash and cash equivalents	1,926,779	2,078,831	2,080,978
Trading securities	614,117	441,414	546,615
Investment securities	466,562	490,426	546,457
Available for sale securities	8,383,199	8,341,041	8,862,283
Fair value option securities	819,531	445,169	222,409
Restricted equity securities	347,542	311,033	333,391
Residential mortgage loans held for sale	275,643	287,259	447,592
Loans:
Commercial	10,795,934	10,637,955	10,120,163
Commercial real estate	3,518,142	3,688,592	3,793,598
Residential mortgage	1,945,750	1,939,198	1,872,793
Personal	947,008	917,900	678,232
Total loans	17,206,834	17,183,645	16,464,786
Allowance for loan losses	(247,703)	(250,061)	(245,103)
Loans, net of allowance	16,959,131	16,933,584	16,219,683
Premises and equipment, net	320,060	321,038	318,196
Receivables	314,251	295,042	650,368
Goodwill	446,697	446,697	382,739
Intangible assets, net	39,013	40,755	41,977
Mortgage servicing rights	245,858	245,239	203,621
Real estate and other repossessed assets, net	32,535	39,436	31,941
Derivative contracts, net	352,559	280,289	655,078
Cash surrender value of bank-owned life insurance	314,201	312,774	310,211
Receivable on unsettled securities sales	230,225	33,177	19,642
Other assets	370,409	358,741	370,134
TOTAL ASSETS	$33,005,515	$32,263,532	$32,779,231

LIABILITIES AND EQUITY
Deposits:
Demand	$9,185,481	$9,568,895	$8,681,364
Interest-bearing transaction	10,025,084	10,087,139	9,824,160
Savings	465,225	464,318	420,349
Time	2,172,289	2,196,122	2,169,631
Total deposits	21,848,079	22,316,474	21,095,504
Funds purchased	62,356	67,990	109,031
Repurchase agreements	328,189	396,333	504,573
Other borrowings	6,241,275	5,232,343	6,533,443
Subordinated debentures	144,668	144,658	144,631
Accrued interest, taxes and expense	152,029	133,198	191,276
Due on unsettled securities purchases	160,781	32,636	677
Derivative contracts, net	336,327	285,819	573,987
Other liabilities	217,372	204,536	193,698
TOTAL LIABILITIES	29,491,076	28,813,987	29,346,820
Shareholders' equity:
Capital, surplus and retained earnings	3,482,057	3,414,505	3,302,584
Accumulated other comprehensive income	6,757	7,964	95,727
TOTAL SHAREHOLDERS' EQUITY	3,488,814	3,422,469	3,398,311
Non-controlling interests	25,625	27,076	34,100
TOTAL EQUITY	3,514,439	3,449,545	3,432,411
TOTAL LIABILITIES AND EQUITY	$33,005,515	$32,263,532	$32,779,231

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
ASSETS
Interest-bearing cash and cash equivalents	$1,965,645	$2,007,746	$2,087,964	$2,032,785	$2,047,991
Trading securities	491,613	456,028	579,549	476,498	366,545
Investment securities	475,705	499,372	530,936	542,869	552,592
Available for sale securities	8,428,353	8,384,057	8,567,049	8,766,555	8,862,590
Fair value option securities	684,571	476,102	416,524	210,733	266,998
Restricted equity securities	328,677	295,743	312,498	334,114	335,812
Residential mortgage loans held for sale	256,343	245,401	220,325	345,066	445,930
Loans:
Commercial	10,827,198	10,604,456	10,414,579	10,228,095	10,109,692
Commercial real estate	3,528,330	3,676,976	3,903,850	3,749,393	3,789,673
Residential mortgage	1,951,385	1,933,091	1,962,759	1,919,296	1,870,855
Personal	949,750	915,010	854,637	826,804	677,530
Total loans	17,256,663	17,129,533	17,135,825	16,723,588	16,447,750
Allowance for loan losses	(250,590)	(251,632)	(249,379)	(246,977)	(247,901)
Total loans, net	17,006,073	16,877,901	16,886,446	16,476,611	16,199,849
Total earning assets	29,636,980	29,242,350	29,601,291	29,185,231	29,078,307
Cash and due from banks	546,653	530,352	547,104	578,694	511,534
Derivative contracts, net	238,583	248,168	401,886	681,455	766,671
Cash surrender value of bank-owned life insurance	313,079	311,310	309,223	309,532	308,670
Receivable on unsettled securities sales	76,622	79,248	62,641	33,813	259,906
Other assets	2,196,253	1,957,143	2,032,844	2,172,351	1,721,385
TOTAL ASSETS	$33,008,170	$32,368,571	$32,954,989	$32,961,076	$32,646,473

LIABILITIES AND EQUITY
Deposits:
Demand	$9,389,849	$9,338,683	$9,101,763	$9,124,595	$8,497,037
Interest-bearing transaction	10,088,522	10,087,640	10,567,475	9,980,132	9,650,618
Savings	464,130	461,586	441,254	421,654	420,009
Time	2,176,820	2,204,422	2,258,930	2,177,035	2,197,350
Total deposits	22,119,321	22,092,331	22,369,422	21,703,416	20,765,014
Funds purchased	49,774	63,263	55,508	62,004	68,280
Repurchase agreements	361,512	427,353	523,561	560,891	522,822
Other borrowings	6,162,641	5,572,031	5,737,955	6,072,150	6,342,369
Subordinated debentures	144,663	144,654	144,644	144,635	255,890
Derivative contracts, net	221,371	178,695	405,444	682,808	747,187
Due on unsettled securities purchases	145,155	157,438	91,529	77,575	200,574
Other liabilities	319,092	323,373	299,534	321,404	352,671
TOTAL LIABILITIES	29,523,529	28,959,138	29,627,597	29,624,883	29,254,807
Total equity	3,484,641	3,409,433	3,327,392	3,336,193	3,391,666
TOTAL LIABILITIES AND EQUITY	$33,008,170	$32,368,571	$32,954,989	$32,961,076	$32,646,473

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Interest revenue	$255,413	$209,317	$716,984	$613,380
Interest expense	36,961	21,471	92,146	60,350
Net interest revenue	218,452	187,846	624,838	553,030
Provision for credit losses	—	10,000	—	65,000
Net interest revenue after provision for credit losses	218,452	177,846	624,838	488,030
Other operating revenue:
Brokerage and trading revenue	33,169	38,006	98,556	109,877
Transaction card revenue	37,826	33,933	105,249	101,237
Fiduciary and asset management revenue	40,687	34,073	121,126	100,942
Deposit service charges and fees	23,209	23,668	69,593	68,828
Mortgage banking revenue	24,890	38,516	80,357	105,500
Other revenue	13,670	13,080	40,406	38,336
Total fees and commissions	173,451	181,276	515,287	524,720
Other gains (losses), net	(1,283)	2,442	8,452	5,309
Gain on derivatives, net	1,033	2,226	3,824	20,130
Gain (loss) on fair value option securities, net	661	(3,355)	1,505	10,367
Change in fair value of mortgage servicing rights	(639)	2,327	(5,726)	(41,944)
Gain on available for sale securities, net	2,487	2,394	4,916	11,684
Total other operating revenue	175,710	187,310	528,258	530,266
Other operating expense:
Personnel	147,910	139,212	428,079	411,987
Business promotion	7,105	6,839	21,560	19,238
Professional fees and services	11,887	14,038	35,723	39,955
Net occupancy and equipment	21,325	20,111	64,074	58,554
Insurance	6,005	9,390	13,098	23,784
Data processing and communications	37,327	33,331	108,559	98,150
Printing, postage and supplies	3,917	3,790	11,908	11,586
Net losses (gains) and operating expenses of repossessed assets	6,071	(926)	9,347	1,732
Amortization of intangible assets	1,744	1,521	5,349	5,304
Mortgage banking costs	13,450	15,963	38,525	44,039
Other expense	9,193	14,819	25,308	37,714
Total other operating expense	265,934	258,088	761,530	752,043

Net income before taxes	128,228	107,068	391,566	266,253
Federal and state income taxes	42,438	31,956	128,246	83,881

Net income	85,790	75,112	263,320	182,372
Net income (loss) attributable to non-controlling interests	141	835	1,168	(270)
Net income attributable to BOK Financial Corporation shareholders	$85,649	$74,277	$262,152	$182,642

Average shares outstanding:
Basic	64,742,822	65,085,392	64,729,391	65,208,774
Diluted	64,805,172	65,157,841	64,793,893	65,263,566

Net income per share:
Basic	$1.31	$1.13	$4.01	$2.77
Diluted	$1.31	$1.13	$4.00	$2.76

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Capital:
Period-end shareholders' equity	$3,488,814	$3,422,469	$3,341,744	$3,274,854	$3,398,311
Risk weighted assets	$25,409,728	$25,130,802	$24,901,019	$25,274,848	$24,358,385
Risk-based capital ratios:
Common equity tier 1	11.90%	11.76%	11.59%	11.21%	11.99%
Tier 1	11.90%	11.76%	11.59%	11.21%	11.99%
Total capital	13.47%	13.36%	13.25%	12.81%	13.65%
Leverage ratio	9.30%	9.27%	8.89%	8.72%	9.06%
Tangible common equity ratio[1]	9.23%	9.24%	8.88%	8.61%	9.19%

Common stock:
Book value per share	$53.30	$52.32	$51.09	$50.12	$51.56
Tangible book value per share	45.88	44.87	43.63	42.53	45.12
Market value per share:
High	$90.69	$88.31	$85.25	$85.00	$70.05
Low	$77.10	$74.09	$73.44	$67.11	$56.36
Cash dividends paid	$28,655	$28,652	$28,646	$28,860	$28,181
Dividend payout ratio	33.46%	32.50%	32.42%	57.69%	37.94%
Shares outstanding, net	65,456,786	65,416,403	65,408,019	65,337,432	65,910,454
Stock buy-back program:
Shares repurchased	—	—	—	700,000	—
Amount	$—	$—	$—	$49,021	$—
Average price per share	$—	$—	$—	$70.03	$—

Performance ratios (quarter annualized):
Return on average assets	1.03%	1.09%	1.09%	0.60%	0.91%
Return on average equity	9.83%	10.46%	10.86%	6.03%	8.80%
Net interest margin	3.01%	2.89%	2.81%	2.69%	2.64%
Efficiency ratio	66.77%	64.61%	65.77%	72.93%	68.88%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,488,814	$3,422,469	$3,341,744	$3,274,854	$3,398,311
Less: Goodwill and intangible assets, net	485,710	487,452	488,294	495,830	424,716
Tangible common equity	$3,003,104	$2,935,017	$2,853,450	$2,779,024	$2,973,595

Total assets	$33,005,515	$32,263,532	$32,628,932	$32,772,281	$32,779,231
Less: Goodwill and intangible assets, net	485,710	487,452	488,294	495,830	424,716
Tangible assets	$32,519,805	$31,776,080	$32,140,638	$32,276,451	$32,354,515

Tangible common equity ratio	9.23%	9.24%	8.88%	8.61%	9.19%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Other data:
Fiduciary assets	$45,177,185	$45,089,153	$44,992,920	$42,378,053	$41,810,943
Tax equivalent interest	$4,314	$4,330	$4,428	$4,389	$4,455
Net unrealized gain (loss) on available for sale securities	$14,061	$16,041	$(5,537)	$(14,899)	$159,533

Mortgage banking:
Mortgage production revenue	$8,329	$13,840	$8,543	$11,937	$21,958

Mortgage loans funded for sale	$832,796	$902,978	$711,019	$1,189,975	$1,864,583
Add: current period-end outstanding commitments	334,337	362,088	381,732	318,359	630,804
Less: prior period end outstanding commitments	362,088	381,732	318,359	630,804	965,631
Total mortgage production volume	$805,045	$883,334	$774,392	$877,530	$1,529,756

Mortgage loan refinances to mortgage loans funded for sale	38%	33%	44%	63%	51%
Gain on sale margin	1.03%	1.57%	1.10%	1.36%	1.44%

Mortgage servicing revenue	$16,561	$16,436	$16,648	$16,477	$16,558
Average outstanding principal balance of mortgage loans service for others	22,079,177	22,055,127	22,006,295	21,924,552	21,514,962
Average mortgage servicing revenue rates	0.30%	0.30%	0.31%	0.30%	0.31%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$1,025	$3,241	$(450)	$(35,868)	$2,268
Gain (loss) on fair value option securities, net	661	1,984	(1,140)	(20,922)	(3,355)
Gain (loss) on economic hedge of mortgage servicing rights	1,686	5,225	(1,590)	(56,790)	(1,087)
Gain (loss) on changes in fair value of mortgage servicing rights	(639)	(6,943)	1,856	39,751	2,327
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	1,047	(1,718)	266	(17,039)	1,240
Net interest revenue on fair value option securities[2]	2,543	1,965	1,271	114	861
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$3,590	$247	$1,537	$(16,925)	$2,101
2    Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016

Interest revenue	$255,413	$235,181	$226,390	$215,737	$209,317
Interest expense	36,961	29,977	25,208	21,539	21,471
Net interest revenue	218,452	205,204	201,182	194,198	187,846
Provision for credit losses	—	—	—	—	10,000
Net interest revenue after provision for credit losses	218,452	205,204	201,182	194,198	177,846
Other operating revenue:
Brokerage and trading revenue	33,169	31,764	33,623	28,500	38,006
Transaction card revenue	37,826	35,296	32,127	34,521	33,933
Fiduciary and asset management revenue	40,687	41,808	38,631	34,535	34,073
Deposit service charges and fees	23,209	23,354	23,030	23,365	23,668
Mortgage banking revenue	24,890	30,276	25,191	28,414	38,516
Other revenue	13,670	14,984	11,752	12,693	13,080
Total fees and commissions	173,451	177,482	164,354	162,028	181,276
Other gains (losses), net	(1,283)	6,108	3,627	(1,279)	2,442
Gain (loss) on derivatives, net	1,033	3,241	(450)	(35,815)	2,226
Gain (loss) on fair value option securities, net	661	1,984	(1,140)	(20,922)	(3,355)
Change in fair value of mortgage servicing rights	(639)	(6,943)	1,856	39,751	2,327
Gain (loss) on available for sale securities, net	2,487	380	2,049	(9)	2,394
Total other operating revenue	175,710	182,252	170,296	143,754	187,310
Other operating expense:
Personnel	147,910	143,744	136,425	141,132	139,212
Business promotion	7,105	7,738	6,717	7,344	6,839
Charitable contributions to BOKF Foundation	—	—	—	2,000	—
Professional fees and services	11,887	12,419	11,417	16,828	14,038
Net occupancy and equipment	21,325	21,125	21,624	21,470	20,111
Insurance	6,005	689	6,404	8,705	9,390
Data processing and communications	37,327	36,330	34,902	33,691	33,331
Printing, postage and supplies	3,917	4,140	3,851	3,998	3,790
Net losses (gains) and operating expenses of repossessed assets	6,071	2,267	1,009	1,627	(926)
Amortization of intangible assets	1,744	1,803	1,802	1,558	1,521
Mortgage banking costs	13,450	12,072	13,003	17,348	15,963
Other expense	9,193	8,558	7,557	9,846	14,819
Total other operating expense	265,934	250,885	244,711	265,547	258,088
Net income before taxes	128,228	136,571	126,767	72,405	107,068
Federal and state income taxes	42,438	47,705	38,103	22,496	31,956
Net income	85,790	88,866	88,664	49,909	75,112
Net income (loss) attributable to non-controlling interests	141	719	308	(117)	835
Net income attributable to BOK Financial Corporation shareholders	$85,649	$88,147	$88,356	$50,026	$74,277

Average shares outstanding:
Basic	64,742,822	64,729,752	64,715,964	64,719,018	65,085,392
Diluted	64,805,172	64,793,134	64,783,737	64,787,728	65,157,841
Net income per share:
Basic	$1.31	$1.35	$1.35	$0.76	$1.13
Diluted	$1.31	$1.35	$1.35	$0.76	$1.13

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Commercial:
Energy	$2,867,981	$2,847,240	$2,537,112	$2,497,868	$2,520,804
Services	2,967,513	2,958,827	3,013,375	3,108,990	2,936,599
Healthcare	2,239,451	2,221,518	2,265,604	2,201,916	2,085,046
Wholesale/retail	1,658,098	1,543,695	1,506,243	1,576,818	1,602,030
Manufacturing	519,446	546,137	543,430	514,975	499,486
Other commercial and industrial	543,445	520,538	461,346	490,257	476,198
Total commercial	10,795,934	10,637,955	10,327,110	10,390,824	10,120,163

Commercial real estate:
Retail	725,865	722,805	745,046	761,888	801,377
Multifamily	999,009	952,380	922,991	903,272	873,773
Office	797,089	862,973	860,889	798,888	752,705
Industrial	591,080	693,635	871,463	871,749	838,021
Residential construction and land development	112,102	141,592	135,994	135,533	159,946
Other commercial real estate	292,997	315,207	334,680	337,716	367,776
Total commercial real estate	3,518,142	3,688,592	3,871,063	3,809,046	3,793,598

Residential mortgage:
Permanent mortgage	1,013,965	989,040	977,743	1,006,820	969,558
Permanent mortgages guaranteed by U.S. government agencies	187,370	191,729	204,181	199,387	190,309
Home equity	744,415	758,429	764,350	743,625	712,926
Total residential mortgage	1,945,750	1,939,198	1,946,274	1,949,832	1,872,793

Personal	947,008	917,900	847,459	839,958	678,232

Total	$17,206,834	$17,183,645	$16,991,906	$16,989,660	$16,464,786

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016

Bank of Oklahoma:
Commercial	$3,408,973	$3,369,967	$3,189,183	$3,370,259	$3,545,924
Commercial real estate	712,915	667,932	691,332	684,381	795,806
Residential mortgage	1,405,900	1,398,021	1,404,054	1,407,197	1,401,166
Personal	322,320	318,016	310,708	303,823	271,420
Total Bank of Oklahoma	5,850,108	5,753,936	5,595,277	5,765,660	6,014,316

Bank of Texas:
Commercial	4,434,595	4,339,634	4,148,316	4,022,455	3,903,218
Commercial real estate	1,236,702	1,360,164	1,452,988	1,415,011	1,400,709
Residential mortgage	229,993	232,074	231,647	233,981	229,345
Personal	375,173	354,222	312,092	306,748	278,167
Total Bank of Texas	6,276,463	6,286,094	6,145,043	5,978,195	5,811,439

Bank of Albuquerque:
Commercial	367,747	369,370	407,403	399,256	398,147
Commercial real estate	319,208	324,405	307,927	284,603	299,785
Residential mortgage	101,983	103,849	106,432	108,058	110,478
Personal	12,953	12,439	11,305	11,483	11,333
Total Bank of Albuquerque	801,891	810,063	833,067	803,400	819,743

Bank of Arkansas:
Commercial	91,051	85,020	88,010	86,577	83,544
Commercial real estate	80,917	73,943	74,469	73,616	72,649
Residential mortgage	6,318	6,395	6,829	7,015	6,936
Personal	10,388	11,993	6,279	6,524	6,757
Total Bank of Arkansas	188,674	177,351	175,587	173,732	169,886

Colorado State Bank & Trust:
Commercial	1,124,200	1,065,780	998,216	1,018,208	1,013,314
Commercial real estate	186,427	255,379	266,218	265,264	254,078
Residential mortgage	63,734	63,346	62,313	59,631	59,838
Personal	60,513	56,187	49,523	50,372	42,901
Total Colorado State Bank & Trust	1,434,874	1,440,692	1,376,270	1,393,475	1,370,131

Bank of Arizona:
Commercial	634,809	617,759	643,222	686,253	680,447
Commercial real estate	706,188	705,858	737,088	747,409	726,542
Residential mortgage	40,730	37,034	36,737	36,265	39,206
Personal	55,050	55,528	51,386	52,553	31,205
Total Bank of Arizona	1,436,777	1,416,179	1,468,433	1,522,480	1,477,400

Mobank (Kansas City):
Commercial	734,559	790,425	852,760	807,816	495,569
Commercial real estate	275,785	300,911	341,041	338,762	244,029
Residential mortgage	97,092	98,479	98,262	97,685	25,824
Personal	110,611	109,515	106,166	108,455	36,449
Total Mobank (Kansas City)	1,218,047	1,299,330	1,398,229	1,352,718	801,871

TOTAL BOK FINANCIAL	$17,206,834	$17,183,645	$16,991,906	$16,989,660	$16,464,786

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Bank of Oklahoma:
Demand	$4,061,612	$4,353,421	$4,320,666	$3,993,170	$4,158,273
Interest-bearing:
Transaction	5,909,259	5,998,787	6,114,288	6,345,536	5,701,983
Savings	265,023	263,664	265,014	241,696	242,959
Time	1,131,547	1,170,014	1,189,144	1,118,355	1,091,464
Total interest-bearing	7,305,829	7,432,465	7,568,446	7,705,587	7,036,406
Total Bank of Oklahoma	11,367,441	11,785,886	11,889,112	11,698,757	11,194,679

Bank of Texas:
Demand	3,094,184	3,121,890	3,091,258	3,137,009	2,734,981
Interest-bearing:
Transaction	2,272,987	2,272,185	2,317,576	2,388,812	2,240,040
Savings	93,400	91,491	89,640	83,101	84,642
Time	521,072	502,128	511,037	535,642	528,380
Total interest-bearing	2,887,459	2,865,804	2,918,253	3,007,555	2,853,062
Total Bank of Texas	5,981,643	5,987,694	6,009,511	6,144,564	5,588,043

Bank of Albuquerque:
Demand	659,793	612,117	593,117	627,979	584,681
Interest-bearing:
Transaction	551,884	558,523	623,677	590,571	555,326
Savings	53,532	54,136	53,683	49,963	54,480
Time	224,773	229,616	233,506	238,408	244,706
Total interest-bearing	830,189	842,275	910,866	878,942	854,512
Total Bank of Albuquerque	1,489,982	1,454,392	1,503,983	1,506,921	1,439,193

Bank of Arkansas:
Demand	31,442	40,511	42,622	26,389	32,203
Interest-bearing:
Transaction	126,746	129,848	106,804	105,232	313,480
Savings	1,876	2,135	2,304	2,192	2,051
Time	14,434	14,876	15,067	16,696	17,534
Total interest-bearing	143,056	146,859	124,175	124,120	333,065
Total Bank of Arkansas	174,498	187,370	166,797	150,509	365,268

Colorado State Bank & Trust:
Demand	540,300	577,617	601,778	576,000	517,063
Interest-bearing:
Transaction	628,807	626,343	610,510	616,679	623,055
Savings	34,776	35,651	37,801	32,866	31,613
Time	231,927	228,458	234,740	242,782	247,667
Total interest-bearing	895,510	890,452	883,051	892,327	902,335
Total Colorado State Bank & Trust	1,435,810	1,468,069	1,484,829	1,468,327	1,419,398

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Bank of Arizona:
Demand	335,740	366,866	342,854	366,755	418,718
Interest-bearing:
Transaction	174,010	154,457	180,254	305,099	303,750
Savings	4,105	3,638	3,858	2,973	2,959
Time	20,831	19,911	26,112	27,765	27,935
Total interest-bearing	198,946	178,006	210,224	335,837	334,644
Total Bank of Arizona	534,686	544,872	553,078	702,592	753,362

Mobank (Kansas City):
Demand	462,410	496,473	514,278	508,418	235,445
Interest-bearing:
Transaction	361,391	346,996	406,105	513,176	86,526
Savings	12,513	13,603	13,424	12,679	1,645
Time	27,705	31,119	34,242	42,152	11,945
Total interest-bearing	401,609	391,718	453,771	568,007	100,116
Total Mobank (Kansas City)	864,019	888,191	968,049	1,076,425	335,561

TOTAL BOK FINANCIAL	$21,848,079	$22,316,474	$22,575,359	$22,748,095	$21,095,504

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	1.29%	1.04%	0.82%	0.55%	0.51%
Trading securities	3.47%	3.23%	3.87%	3.91%	2.71%
Investment securities:
Taxable	5.31%	5.34%	5.44%	5.39%	5.34%
Tax-exempt	2.60%	2.51%	2.45%	2.33%	2.26%
Total investment securities	3.86%	3.76%	3.70%	3.60%	3.51%
Available for sale securities:
Taxable	2.16%	2.09%	2.02%	1.98%	1.99%
Tax-exempt	5.27%	6.09%	5.37%	5.27%	5.47%
Total available for sale securities	2.17%	2.11%	2.05%	2.00%	2.01%
Fair value option securities	2.97%	2.92%	2.27%	0.99%	1.70%
Restricted equity securities	5.87%	5.95%	5.52%	5.45%	5.37%
Residential mortgage loans held for sale	3.36%	3.92%	3.35%	3.31%	3.28%
Loans	4.31%	4.03%	3.88%	3.67%	3.63%
Allowance for loan losses
Loans, net of allowance	4.38%	4.09%	3.94%	3.72%	3.69%
Total tax-equivalent yield on earning assets	3.50%	3.30%	3.15%	2.98%	2.93%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.32%	0.26%	0.20%	0.16%	0.14%
Savings	0.08%	0.08%	0.08%	0.09%	0.09%
Time	1.16%	1.11%	1.09%	1.12%	1.14%
Total interest-bearing deposits	0.45%	0.40%	0.35%	0.32%	0.32%
Funds purchased	0.92%	0.61%	0.47%	0.28%	0.19%
Repurchase agreements	0.15%	0.06%	0.02%	0.02%	0.04%
Other borrowings	1.29%	1.09%	0.83%	0.61%	0.57%
Subordinated debt	5.68%	5.55%	5.68%	5.51%	3.84%
Total cost of interest-bearing liabilities	0.75%	0.63%	0.52%	0.44%	0.44%
Tax-equivalent net interest revenue spread	2.75%	2.67%	2.63%	2.54%	2.49%
Effect of noninterest-bearing funding sources and other	0.26%	0.22%	0.18%	0.15%	0.15%
Tax-equivalent net interest margin	3.01%	2.89%	2.81%	2.69%	2.64%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Nonperforming assets:
Nonaccruing loans:
Commercial	$176,900	$197,157	$156,825	$178,953	$176,464
Commercial real estate	2,975	3,775	4,475	5,521	7,350
Residential mortgage	45,506	44,235	46,081	46,220	52,452
Personal	255	272	235	290	686
Total nonaccruing loans	225,636	245,439	207,616	230,984	236,952
Accruing renegotiated loans guaranteed by U.S. government agencies	69,440	80,624	83,577	81,370	80,306
Real estate and other repossessed assets	32,535	39,436	42,726	44,287	31,941
Total nonperforming assets	$327,611	$365,499	$333,919	$356,641	$349,199
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$249,280	$275,823	$240,234	$263,425	$253,461

Nonaccruing loans by loan class:
Commercial:
Energy	$110,683	$123,992	$110,425	$132,499	$142,966
Services	1,174	7,754	7,713	8,173	8,477
Wholesale / retail	1,893	10,620	11,090	11,407	2,453
Manufacturing	9,059	9,656	5,907	4,931	274
Healthcare	24,446	24,505	909	825	855
Other commercial and industrial	29,645	20,630	20,781	21,118	21,439
Total commercial	176,900	197,157	156,825	178,953	176,464
Commercial real estate:
Residential construction and land development	1,924	2,051	2,616	3,433	3,739
Retail	289	301	314	326	1,249
Office	275	396	413	426	882
Multifamily	—	10	24	38	51
Industrial	—	—	76	76	76
Other commercial real estate	487	1,017	1,032	1,222	1,353
Total commercial real estate	2,975	3,775	4,475	5,521	7,350
Residential mortgage:
Permanent mortgage	24,623	23,415	24,188	22,855	25,956
Permanent mortgage guaranteed by U.S. government agencies	8,891	9,052	10,108	11,846	15,432
Home equity	11,992	11,768	11,785	11,519	11,064
Total residential mortgage	45,506	44,235	46,081	46,220	52,452
Personal	255	272	235	290	686
Total nonaccruing loans	$225,636	$245,439	$207,616	$230,984	$236,952

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016

Performing loans 90 days past due[1]	$253	$1,414	$95	$5	$3,839

Gross charge-offs	$(5,825)	$(2,872)	$(2,153)	$(1,651)	$(8,101)
Recoveries	2,437	1,214	2,900	2,813	2,038
Net recoveries (charge-offs)	$(3,388)	$(1,658)	$747	$1,162	$(6,063)

Provision for credit losses	$—	$—	$—	$—	$10,000

Allowance for loan losses to period end loans	1.44%	1.46%	1.46%	1.45%	1.49%
Combined allowance for credit losses to period end loans	1.47%	1.49%	1.52%	1.52%	1.56%
Nonperforming assets to period end loans and repossessed assets	1.90%	2.12%	1.96%	2.09%	2.12%
Net charge-offs (annualized) to average loans	0.08%	0.04%	(0.02)%	(0.03)%	0.15%
Allowance for loan losses to nonaccruing loans[1]	114.28%	105.78%	125.92%	112.33%	110.65%
Combined allowance for credit losses to nonaccruing loans[1]	116.78%	108.51%	130.70%	117.46%	115.67%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.